FIRST AMENDMENT TO THE TERM LOAN AGREEMENT
This FIRST AMENDMENT TO THE TERM LOAN AGREEMENT dated as of April [__], 2016 (this “Amendment”) is by and among TAL INTERNATIONAL CONTAINER CORPORATION, a corporation organized and existing under the laws of the state of Delaware (together with its successors and permitted assigns, the “Borrower”), each lender from time to time party hereto (collectively the “Lenders” and individually, a “Lender”), and SUNTRUST BANK, as Administrative Agent for itself and the other Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Term Loan Agreement dated as of April 2, 2014 (as amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders made term loans to the Borrower (capitalized terms used in this Amendment without definition shall have the respective meanings provided therefor in the Loan Agreement); and
WHEREAS, TAL Group is entering into the Triton Transaction, as defined below; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Loan Agreement in connection with the Triton Transaction;
NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1Amendments to the Loan Agreement

(a)The following definitions are added to Section 1.1 of the Loan Agreement in alphabetical order:
Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation. With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
EEA Financial Institution. Any of the following: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Triton Holdco. Triton International Limited, an exempted company incorporated with limited liability under the laws of Bermuda.
Triton Transaction. The combination of TAL Group and Triton Container International Limited, an exempted company incorporated with limited liability under the laws of Bermuda under the common ownership of Triton Holdco, all as more particularly described in the Form S-4 filed on December 24, 2015 by Triton International Limited with the U.S. Securities and Exchange Commission (as the same may be supplemented and modified from time to time).
Triton Transaction Expenses. All expenditures made or charges incurred by TAL Group or its direct and indirect Subsidiaries in connection with the negotiation, documentation, closing and implementation of the Triton Transaction (including, without limitation, accounting, legal, investment banking, banking and any other transaction and advisory fees, any expenditures or charges for severance payments and retention payments, and all costs or charges associated with the integration of the business), whether incurred before or after the consummation of the Triton Transaction incurred through December 31, 2017 up to an aggregate amount of $40 million.
Write-Down and Conversion Powers. With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)In Section 1.1 of the Loan Agreement, in the definition of “Consolidated Net Income”, clause (e) thereof is amended to read in its entirety as follows: “any adjustments, restructuring costs, non-recurring expenses, nonrecurring fees, non-operating expenses, charges or other expenses (including bonus and retention payments and non-cash compensation charges) made or incurred in connection with acquisitions of Containers or chassis, the acquisition of a company or a business, a business combination or merger, or the acquisition by a third party of the Borrower or TAL Group (which shall be deemed to include all Triton Transaction Expenses)”.
(c)In Section 1.1 of the Loan Agreement, the following parenthetical is added at the end of the definition of “Systems/Organizational Establishment Expenses”: “(and of Triton Holdco and its direct and indirect Subsidiaries, whether incurred before or after the Triton Transaction)”.
(d)In Section 1.1 of the Loan Agreement, amend the definition of Defaulting Lender to read as follows:
“Defaulting Lender” means, subject to Section 3.1(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and/or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.1(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
(e)Add the following as Article XVII of the Loan Agreement:
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Term Loan Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
2Representations and Warranties
As of the Amendment Effective Date (as defined in §4 below), the Borrower represents and warrants to the Lenders and the Administrative Agent as follows:
(a)Representations and Warranties in Loan Agreement. The representations and warranties of the Borrower contained in the Loan Agreement were true and correct in all material respects when made, and continue to be true and correct on the Amendment Effective Date.
(b)Authority, Etc. The execution and delivery by the Borrower and the Guarantor of this Amendment and the performance by each of the Borrower and the Guarantor of all of their respective agreements and obligations in this Amendment and the other documents delivered in connection therewith (collectively, the “Amendment Documents”), the Loan Agreement as amended hereby and the other Loan Documents (i) are within the corporate or company authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary corporate proceedings by the Borrower and the Guarantor, (iii) do not conflict with or result in any breach or contravention of any material provision of law, statute, rule or regulation to which the Borrower or the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or the Guarantor, (iv) do not conflict with any provision of the certificate of incorporation and by-laws of, or any agreement or other instrument binding upon, the Borrower or the Guarantor, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.
(c)Enforceability of Obligations. The Amendment, the Loan Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with their respective terms.

(d)No Default. Immediately after giving effect to this Amendment, no Default or Event of Default exists under the Loan Agreement or any other Loan Document.
3Affirmation of Borrower and Guarantor
(a) The Borrower hereby affirms its absolute and unconditional promise to pay to each Lender and the Administrative Agent the Loans, and all other amounts due under the Notes, the Loan Agreement as amended hereby and the other Loan Documents, at the times and in the amounts provided for therein. The Borrower confirms and agrees that (i) the obligations of the Borrower to the Lenders and the Administrative Agent under the Loan Agreement as amended hereby are secured by, and entitled to the benefits of, the Security Documents and (ii) all references to the term “Loan Agreement” in the Security Documents and the other Loan Documents shall hereafter refer to the Loan Agreement as amended hereby.
(b)    By executing this Amendment, the Guarantor hereby consents to the terms of this Amendment and confirms that the Guaranty remains in full force and effect.
4Conditions to Effectiveness
The amendments provided for in this Amendment shall take effect upon the satisfaction of the following conditions precedent (such date, the “Amendment Effective Date”):
(a)the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, TAL Group (the “Guarantor”), the Administrative Agent, and Lenders representing in aggregate the “Required Lenders” and this Amendment shall be in full force and effect;
(b)the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated as of the Amendment Effective Date certifying as to (i) no amendments, modifications or supplements to the certificate of incorporation and by-laws of the Borrower and the Guarantor since the last delivery of such certificate of incorporation and by-laws (or its equivalent) by the Borrower and the Guarantor to the Administrative Agent and that such certificate of incorporation and by-laws are in full force and effect or attaching complete and certified copies of such certificate of incorporation and by-laws including any amendments, modifications or supplements thereto (including certifications of such certificate of formation or limited liability company agreement (or their equivalent) by the appropriate Governmental Authority of such Person’s jurisdiction of formation or organization), (ii) all corporate or other organizational actions taken by the Borrower and the Guarantor authorizing the execution, delivery, and performance of this Amendment and the other Amendment Documents and (iii) the names, titles, incumbency, and specimen signatures of the Authorized Officers of the Borrower and the Guarantor authorized to sign this Amendment and the other Amendment Documents on behalf of such Person; and
(c)the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated as of the Amendment Effective Date certifying (a) that no Default or Event of Default exists on such date and (b) all representations and warranties contained herein and in each other Loan Document are true and correct in all material respects.
5Satisfaction of Conditions
Without limiting the generality of the foregoing §4, for purposes of determining compliance with the conditions specified in §4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
6Miscellaneous Provisions
This Amendment shall constitute one of the Loan Documents referred to in the Loan Agreement. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders or the Administrative Agent to grant any similar or other future amendment of any of the terms and conditions of the Loan Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lenders and the Administrative Agent under the Loan Agreement or the other Loan Documents. THIS AMENDMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN A

CCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).
The Borrower agrees that any suit for the enforcement of this Amendment, the Loan Agreement or any of the other Loan Documents may be brought in the courts of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and consents to the nonexclusive jurisdiction of such courts and service of process in any such suit being made upon the Borrower by mail at the address specified in Section 16.6 of the Loan Agreement. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrower hereby agrees to pay to the Administrative Agent on demand all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements of counsel to the Administrative Agent).
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First Amendment

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement as of the date first written above.
Borrower:
TAL INTERNATIONAL CONTAINER CORPORATION
By:
Name:
Title:
Guarantor:
TAL INTERNATIONAL GROUP, INC.
By:
Name:
Title:

Administrative Agent:
SUNTRUST BANK
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
Lenders:
SUNTRUST BANK
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
ING BELGIUM SA/NV
By:_________________________________
Name:
Title:
By:_________________________________
Name:

Title:
MIZUHO BANK, LTD.
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:

ABN AMRO CAPITAL USA LLC
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
BNP PARIBAS
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:

BANK OF AMERICA, N.A.
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
DBS BANK LTD.
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:

SANTANDER BANK, N.A.
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
WELLS FARGO BANK N.A.

By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
CREDIT INDUSTRIEL ET COMMERCIAL
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
BRANCH BANKING AND TRUST COMPANY
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.
By:_________________________________

Name:
Title:
By:_________________________________
Name:
Title:
CITIBANK, NATIONAL ASSOCIATION
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
LAND BANK OF TAIWAN, New York Branch
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:
HUA NAN COMMERCIAL BANK, LTD., New York Agency
By:_________________________________
Name:
Title:

By:_________________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title: